UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2011

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2010 Stock Incentive Plan

On April 21, 2011, our board of directors approved an amendment and restatement to the Telanetix, Inc. 2010 Stock Incentive Plan (the “Plan”) to increase the number of shares of our common stock subject to the Plan (the "Plan Amendment").

The Plan Amendment was adopted in connection with the terms of the Securities Purchase Agreement dated June 30, 2010 (the "Securities Purchase Agreement") between the Company and affiliates of Hale Capital Partners, L.P. (the "Buyers").  Pursuant to Section 1(e) of the Securities Purchase Agreement we agreed to grant shares of common stock to the Buyers, in the event that we received a notice of a Contingent Payable Event (as defined in the Securities Purchase Agreement) within two years of the Closing Date as set forth in the Purchase Agreement (a “Contingent Share Issuance”).  We have received notice of a Contingent Payable Event, and in accordance with the terms of the Securities Purchase Agreement, we are contractually obligated to issue an aggregate of 16,918,169 shares of common stock to the Buyer in connection with that Contingent Payable Event.  The Securities Purchase Agreement provides that in the event of a Contingent Share Issuance a proportionate adjustment would be made to the number of shares of our common stock reserved under the Plan.

Based on the Contingent Share Issuance, our board of directors approved an increase in the number of shares of common stock subject to the Plan from 89,189,859 to 92,409,050 shares.  In addition the Plan Amendment provides that the maximum aggregate number of shares available for issuance under the Plan will increase automatically by one share for every four shares issued in any future Contingent Share Issuance up to a maximum of 112,000,000 shares.

The Plan Amendment will be effective upon the approval of the Amendment by our stockholders. The holders of a majority of our common stock delivered a written consent to us approving the Amendment. We will file an Information Statement on Schedule 14C regarding the foregoing stockholder action. The action taken by written consent of the holders of a majority of our common stock will not become effective until at least 20 days after the mailing of such information statement to our stockholders that did not sign such written consent.

We filed a Current Report on Form 8-K with the SEC on July 7, 2010 describing, among other things, the material terms of the Plan, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions
10.1#	Telanetix, Inc. 2010 Stock Incentive Plan, as amended
10.2#	Form of Nonqualified Stock Option Agreement for awards granted under the Telanetix, Inc. 2010 Stock Incentive Plan, as amended

# Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: April 22, 2011	By:	/s/J. Paul Quinn
J. Paul Quinn
Chief Financial Officer